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                    Mahoning National Bancorp, Inc.
                               Form 10-Q

                              Item 6 (a)
                            Exhibit 10 (e)

                  Executive Deferred Cash Bonus Plan
                           Parker T. McHenry


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                  EXECUTIVE DEFERRED CASH BONUS PLAN

               As Restated effective September 15, 1997

         AGREEMENT made this 15th day of September, 1997 (the "Effective Date"), restates and supersedes an agreement entered into on the 19th day of November, 1993 between The Mahoning National Bank of Youngstown (hereinafter referred to as the "Bank"), and Mr. Parker T. McHenry (hereinafter referred to as "Executive").

         In consideration of the mutual covenants, terms, conditions, and agreements herein contained the parties hereby agree to enter into this Executive Deferred Cash Bonus Plan (hereinafter sometimes referred to as the "Plan"), as follows:

                               ARTICLE I

                               PURPOSES

         The purposes of this Plan are: (a) to enable the Bank to retain the Executive in its employ; and (b) to reward the Executive for the time and effort he expends in his job and for the success achieved.

                              ARTICLE II

                              DEFINITIONS

         The terms used in this Plan shall have the following meanings:

(a) "Bonus Account" shall mean the sum of all funds credited to the Executive's account, pursuant to Article V hereof, plus interest at the rate of 8% per annum (compounded annually), from the date of crediting to the date of disbursement pursuant to Article VII hereof.

(b)      "Change in Control" shall mean:

         (i) the acquisition of ownership, holding or power to vote more than 30% of the Bank's or the Company's voting stock; or

         (ii) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors; or

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         (iii) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934); or

         (iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Bank or the Company (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director.

         Notwithstanding the foregoing, in the case of (i), (ii) and (iii) hereof, ownership or control of the Bank by the Company itself shall not constitute a Change in Control. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

         Notwithstanding the foregoing, no trust department or other designated fiduciary or other trustee of such trust department of the Bank or a subsidiary of the Bank, or other similar fiduciary capacity of the Bank with direct voting control of the stock shall be included or considered. Further, no profit-sharing, employee stock ownership, employee stock purchase and savings, employee pension, or other employee benefit plan of the Bank or any of its subsidiaries, and no trustee of any such plan in its capacity as such trustee, shall be included or considered.

(c) "Change-in-Control Account Value" shall equal the sum of (i) the Vested Bonus Account reasonably estimated as of the closing date of the Change in Control, and (ii) the present value, which shall in no event be less than zero, of the difference between (a) and (b) hereof, assuming a discount at the current long-term applicable federal rate, compounded monthly, for a period of 8 years.

                  (a) The future value determined by assuming that the Vested Bonus Account determined in accordance with clause (i) above appreciates for 8 years at a rate equal to 8%.

                  (b) The future value determined by assuming that the Vested Bonus Account determined in accordance with clause (i) above appreciates for 8 years at a rate equal to the current long-term applicable federal rate (compounded monthly).

(d) "Committee" means the members of the Executive Committee of the Board of Directors of the Bank who are not participants in this Plan.

(e)      "Election Form" shall mean the form attached hereto as Exhibit "A-1".



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(f)      "Holding Company" means Mahoning National Bancorp, Inc., which owns all of the issued and outstanding shares of Bank.

(g) "Permanent Disability" shall mean a situation in which the Executive is permanently physically or mentally unable to perform his customary and/or required duties at the Bank. The determination as to whether or not an Executive is permanently disabled shall be made by the Committee, and such determination shall be conclusive. Provided, however, if the Executive is disabled for purposes of the Bank's disability insurance plan, he shall be conclusively determined to be disabled under this Plan.

(h) "Retirement" means a severance from the employment of the Bank under the Bank's qualified benefit plan as constituted at present or as may be amended hereafter.

(i) "Salary" and or "Pay" shall mean the Executive's annual base compensation, but does not include other compensation, including, but not limited to hospitalization, pension benefits, etc.

(j) "Termination Date" means the date of Executive's severance from employment with the Bank by reason of death, disability, retirement, resignation, or otherwise.

(k) "Vested Bonus Account" shall equal the value of the Bonus Account multiplied by the applicable Vesting Percentage set forth in Schedule A attached hereto.

(l) "Vesting Percentage" shall mean that percentage listed on Schedule A, which is attached hereto, which corresponds with the age of the Executive, at any given time. However, advances and or changes in the vesting schedule with respect to a change in the age of the Executive shall be made only on December 31 of each calendar year during which Executive attained the stated age.

                              ARTICLE III

                            ADMINISTRATION

(a) The complete and sole administration of this Plan is the responsibility of those members of the Committee who are not Participants. No member of the Committee shall be liable for any act done or determination made in good faith.

(b) The construction and interpretation by the Committee of any provisions of this Plan shall be final and conclusive. The Committee shall determine, from time to time, subject to the provisions of this Plan, the Executives who shall participate in the Plan (sometimes hereinafter called "Participants").

(c) The Committee may, at its discretion, delegate its duties to the outside auditors of the Bank, but may not delegate its authority to apply or interpret the provisions of this Plan or to make determinations specified in Section (b) of this Article III.

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                              ARTICLE IV

                    ESTABLISHMENT OF BONUS ACCOUNT

         The Bank shall set up an appropriate record in the name of each Executive under the Plan, and shall record all activities of this agreement in the respective Bonus Account of the Executive.

                               ARTICLE V

                   CREDITS TO ACCOUNTS OF EXECUTIVES

(a) As of December 31st of each year that the Executive is a full-time employee of the Bank, the Bank shall credit a monetary amount to Executive's Bonus Account. The contribution by the Bank each year shall be a percentage of the Executive's salary as determined by the return on equity of the Bank for the year pursuant to a schedule to be established by the Committee no later than the close of the first quarter of that year.

         The ultimate computation of the monetary amount to be credited each year will be determined by interpolation for performance between the three levels established (i.e., threshold, target, and distinguished), and return on equity will be calculated after projected expense attributable to the incentive pay out. Such determinations shall be made solely by the Committee and shall be final and binding on all parties. Provided, however, if the ROE is below the threshold for the year, then no crediting based on a percentage of pay for the year shall be made.

(b) On or before January 31st of each year, the Bank shall provide to the Executive a detail of his Bonus Account as of December 31 of the previous year. This detail shall include the value of the Vested Bonus Account.

                              ARTICLE VI

                                VESTING

         So long as the Executive remains an employee of the Bank, he shall continue to advance in the vesting schedule attached as Schedule A. Upon the Executive's termination of employment with the Bank, he shall be permanently vested according to the percentage given on Schedule A on the same line as his age on the date of his termination of employment. Provided, however, if the Executive, while in the employ of the Bank, dies or becomes permanently disabled, he shall become permanently 100% vested. Moreover, if a Change in Control shall occur while the Executive remains in the employ of the Bank, the Executive shall also become permanently 100% vested.

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                              ARTICLE VII

                         PAYMENTS OF BENEFITS

(a) Upon termination of any Participant's employment with the Bank, there shall be paid to him, or in the event of his death to his beneficiary or beneficiaries designated under Section (b) of this Article VII, an amount equal to the Vested Bonus Account of such Participant, determined as of the date of termination of employment of such Participant. Such amounts shall be payable in equal monthly installments with interest at the rate of eight percent (8%) per annum over a period of eight (8) years, the first payment to be made within two (2) months from Participant's termination date. Such payments will be reduced by any amounts required by law to be withheld by the Bank.

(b) Each person shall file an Election Form with the Bank's Employee Benefits Plan Administrator designating one or more beneficiaries to whom payments otherwise due the Executive shall be made in the event of his death while in the employ of the Bank or after termination therefrom. The beneficiary or beneficiaries so designated shall be one or more persons or entities, including a trust or estate, other than his creditors, or the creditors of his estate, or an entity in which any of the foregoing may have an interest. The Executive shall have the right to change the beneficiary or beneficiaries from time to time whether before or after termination of employment; provided, however, that any change shall not become effective until an Election Form is received by the Employee Benefits Plan Administrator.

         If the Executive dies before receiving all amounts payable of his Vested Bonus Account, then the remaining balance of the Executive's account shall be distributed in a lump sum to the Executive's designated beneficiary (or estate, in the absence of a validly named or living beneficiary) as soon as administratively practicable following the Executive's death; provided that the Executive may direct on an Election Form that any death benefits payable pursuant to this Agreement shall instead be distributed over a distribution period that effectuates the monthly installment payments selected by the Executive (with payments made as though the Executive survived to collect all payments, and terminated service on the date of his death if payments had not previously begun).

                             ARTICLE VIII

                       RESTRICTIONS UPON FUNDING

(a) The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, his beneficiaries or any successor in interest to him shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

(b) Subject to subsection (d) hereof, the Bank reserves the absolute right in its sole discretion to either fund the obligations undertaken by this Agreement or to refrain



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         from funding the same and to determine the extent, nature, and method of such funding. Should the Bank elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall Executive be deemed to have any lien nor right, title or interest in or to any specific funding investment or to any assets of the Bank.

(c) If Bank elects to invest in a life insurance, disability or annuity policy upon the life of Executive, then Executive shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

(d) Not later than ten business days before the closing date of a Change in Control, the Bank shall --

         (i) deposit in a grantor trust (the "Trust") that is designed in accordance with Revenue Procedure 92-64 and has a trustee independent of the Bank and the Company an amount equal to the Change-in-Control Account Value, unless the Executive has previously provided a written release of any claims under this Agreement, and

         (ii) provide the trustee of the Trust with a written direction to hold said amount and any investment return thereon in a segregated account for the benefit of the Executive, and to follow the payment schedule to be provided by the Executive, based on this Agreement and the Executive's Election Form, as to the payment of amounts from the Trust.

         Upon the Trust's final payment of all amounts due under this Section
         (d) of Article VIII, the trustee of the Trust shall pay to the Bank the entire balance remaining in the segregated account maintained for the benefit of the Executive. The Executive shall thereafter have no further interest in the Trust.

                              ARTICLE IX

                             MISCELLANEOUS

(a) Neither Executive, his widow nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate. However, in such event, the Committee may, in its sole discretion, from time to time, make payments of amounts which would otherwise be due the Executive hereunder, to such Executive.

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(b)      The Bank expressly agrees that it shall not merge or consolidate into or with another Bank or sell substantially all of its assets to another corporation, firm or person until such corporation, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Agreement. This Agreement shall be binding upon the parties hereto, their successors, beneficiaries, heirs and personal representatives.

(c) It is agreed by and between the parties hereto that, during the lifetime of the Executive, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written assent of the Executive and the Bank.

(d) Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

(e) Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

(f) Headings and Subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

(g) The validity and interpretation of this Agreement shall be governed by the laws of the State of Ohio.

                               ARTICLE X

                           ERISA PROVISIONS

(a) The "Named Fiduciary and Plan Administrator" of this Plan shall be the Bank's Employee Benefits Plan Administrator until his resignation or removal by the Committee. As named Fiduciary and Administrator, the Employee Benefits Plan Administrator shall be responsible for the management, control and administration of the Executive Deferred Cash Bonus Plan as established herein. He may delegate to others certain aspects of the management and operation responsibilities of the Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

(b) In the event that benefits under this Plan Agreement are not paid to the Executive (or to his beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Plan Administrator named above within sixty (60) days from the date payments are refused. The Named Fiduciary and Plan Administrator and the Bank shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within ninety (90) days of receipt of such claim their specific


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         reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants for a further review of the claim denial if the Named Fiduciary and Plan Administrator fails to take any actions within the aforesaid ninety-day period.

         If claimants desire a second review, they shall notify the Named Fiduciary and Plan Administrator in writing within sixty (60) days of the first claim denial. Claimants may review the Plan Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate. In its sole discretion, the Named Fiduciary and Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision, and shall include reference to specific provisions of the Plan Agreement upon which the decision is based.

         If claimants continue to dispute the benefit denial based upon completed performance of the Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Bank and the third member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

                              ARTICLE XI

        REIMBURSEMENT OF EXECUTIVE FOR ENFORCEMENT PROCEEDINGS

         In the event that any dispute arises between the Executive and the Bank as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Executive takes to defend against any action taken by the Bank or the Company, the Bank shall reimburse the Executive for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Executive obtains either a written settlement or a final judgement by a court of competent jurisdiction substantially in his favor. Such reimbursement shall be paid within ten days of Executive's furnishing to the Bank written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Executive.



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         IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the originals thereof on the day and year first herein above written.

  ATTEST:                          THE MAHONING NATIONAL BANK
                                   OF YOUNGSTOWN

/s/ Richard E. Davies              By  /s/ Daniel B. Roth
----------------------------         -------------------------------
Its SVP and Cashier                   Its duly authorized Director



WITNESS:

  /s/ Sandra L. Douglas                /s/ Parker T. McHenry
----------------------------         -------------------------------
                                           Parker T. McHenry



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



                                                                   SCHEDULE "A"

               THE MAHONING NATIONAL BANK OF YOUNGSTOWN
                  EXECUTIVE DEFERRED CASH BONUS PLAN

                Vesting Schedule for Parker T. McHenry

---------------------------- ---------------------------- -------------------------------
  Age on 12/31 Preceding       Retirement & Termination           Death, Permanent
Termination of Employment         Vesting Schedule                  Disability or
                                                                 Change in Control
---------------------------- ---------------------------- -------------------------------
          60                          20%                           100%
---------------------------- ---------------------------- -------------------------------
          61                          40%                           100%
---------------------------- ---------------------------- -------------------------------
          62                          60%                           100%
---------------------------- ---------------------------- -------------------------------
          63                          80%                           100%
---------------------------- ---------------------------- -------------------------------
      64 and over                     100%                          100%
---------------------------- ---------------------------- -------------------------------






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                                                                  EXHIBIT "A-1"

               THE MAHONING NATIONAL BANK OF YOUNGSTOWN
                  EXECUTIVE DEFERRED CASH BONUS PLAN

                    -------------------------------

                             ELECTION FORM

                    -------------------------------


         AGREEMENT, made this ____ day of ________, 19__, by and between Parker
T. McHenry (the "Executive") and The Mahoning National Bank of Youngstown (the "Bank") with respect to distribution of the benefits pursuant to The Mahoning National Bank of Youngstown Executive Deferred Cash Bonus Plan (the "Plan") entered into by the parties on September 15, 1997.

         NOW THEREFORE, it is mutually agreed as follows:

         1. In the event of the Executive's death, his account shall be distributed:

             ____     in one lump sum payment.

             ____ in substantially equal monthly payments over a period of _____ years (no more than 15). Payments would be made as though the Executive survived to collect all benefits, and as though the Executive terminated service on the date of his death, if payments had not already begun.

         2. PRIMARY BENEFICIARY. The Executive hereby designates the person(s) named below to be his primary beneficiary and to receive any distributions that become payable, after the Executive's death, under the Plan:

           ======================== ==================== =======================
                   Name of            Mailing Address         Percentage of
             Primary Beneficiary                               Death Benefit
           ------------------------ -------------------- -----------------------
                                                                     %
           ------------------------ -------------------- -----------------------
                                                                     %
           ======================== ==================== =======================


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Election Form
Page 2

         3. CONTINGENT BENEFICIARY. In the event that the primary beneficiary or beneficiaries named above are not living at the time any distributions become payable to them under the Plan, the Executive hereby designates the following person(s) to be his contingent beneficiary:

           ========================= ===================== =====================
                   Name of              Mailing Address       Percentage of
            Contingent Beneficiary                             Death Benefit
           ------------------------- --------------------- ---------------------
                                                                     %
           ------------------------- --------------------- ---------------------
                                                                     %
           ========================= ===================== =====================

         4. EFFECT OF ELECTION. The Executive may, by submitting an effective superseding Election Form at any time and from time to time, prospectively change the beneficiary designation and the manner of payment to a beneficiary. Such elections shall, however, become irrevocable upon the Executive's death.

         5. MUTUAL COMMITMENTS. The Bank agrees to make payment of all amounts due the Executive in accordance with the terms of the Plan regarding the elections made by the Executive herein. The Executive agrees to be bound by the terms of the Plan, as in effect on the date hereof or properly amended hereafter.

         IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the originals thereof on the day and year first hereinabove written.

ATTEST:                           THE MAHONING NATIONAL BANK
                                  OF YOUNGSTOWN


                                  By
----------------------------        -----------------------------
Its SVP and Cashier                  Its duly authorized Director



WITNESS:

----------------------------        -----------------------------
                                           Parker T. McHenry